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                                                                  Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in the Report on Form 8-K under the Securities Exchange Act of 1934 of Excel Realty Trust, Inc. of the report of Squire & Company, PC dated June 12, 1998 on the Historical Summary of Operating Revenues and Direct Operating Expenses of the properties acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997.



Squire & Company, PC
Poway, California
July 9, 1998
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                          INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in the Report on Form 8-K under the Securities Exchange Act of 1934 of Excel Realty Trust, Inc. of the report of Squire & Company, PC dated March 5, 1998 on the Historical Summary of Operating Revenues and Direct Operating Expenses of the properties acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997.



Squire & Company, PC
Poway, California
July 9, 1998